Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Terra Income Fund 6, Inc.:

We consent to the use of our report, dated November 21, 2016, included herein and to the references to our firm under the headings “Selected Financial Data” and “Independent Registered Public Accounting Firm” in the Registration Statement on Form N-2.

/s/ KPMG LLP

New York, New York

January 27, 2017